Exhibit 99.1

AdCare Health Systems Closes Acquisition of Skilled Nursing Center in Georgia

SPRINGFIELD, Ohio, June 1, 2011 - AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, has closed the previously announced acquisition of a skilled nursing facility in College Park, Georgia. The addition of this facility completes the three acquisitions in Georgia previously announced, following the recent acquisitions in Dublin and Marietta, Georgia. The three facilities were purchased for an aggregate price of $18 million.

The facilities have on aggregate 335 beds that generate an estimated $16.4 million in annualized revenues, and their addition is anticipated to be immediately accretive to AdCare's earnings.

AdCare has initially financed the acquisitions through bank loans. These loans are expected to be refinanced with a loan guaranteed by the United States Department of Agriculture (USDA) on the Dublin facility and Small Business Administration loans for the Marietta and College Park facilities.

Combined with other transactions announced and in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $175 million. This would represent an increase of more than 229% over the company's revenues in 2010, and an increase of more than 555% over revenues in 2009 when it initiated its current M&A campaign.

"The acquisition of College Park nursing facility is among the some 20 facilities we've purchased or leased since we began our M&A program in the fall of 2009," said Chris Brogdon, AdCare's vice chairman and chief acquisitions officer. "This latest facility expands our presence in Georgia, joining the 12 facilities we already operate in the state. The addition of this Georgia facility is in line with our expansion into the Southeast."

"We're also considering a number of attractive new opportunities around our home base in the Midwest," added Brogdon, "with our M&A program continuing to be a major focus for us in 2011."

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare's mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects, " "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, that including the transactions announced and are in the process of closing, the company's annualized revenue run-rate will exceed $175 million. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the SEC and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts

Boyd P. Gentry, Co-CEO

Chris Brogdon, Vice Chairman & CAO

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com